Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER 2016 RESULTS

AND DECLARES QUARTERLY DIVIDEND

First quarter 2016 diluted earnings per share of $0.60 compared with $0.74 last year

Comparable store sales decreased 2.7% in first quarter

SAVANNAH, GA (May 18, 2016) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the first quarter of fiscal 2016.

Financial Highlights — First quarter ended April 30, 2016

Total sales in the first quarter ended April 30, 2016 decreased 0.6% to $193.7 million compared with $194.9 million in the first quarter ended May 2, 2015.  Comparable store sales decreased 2.7% in the quarter.

The Company had net income of $8.7 million, or $0.60 per diluted share, in the first quarter of 2016 compared with $11.3 million, or $0.74 per diluted share, in last year’s first quarter.

During the first quarter, the Company opened five new stores and relocated or expanded six other stores.

In addition, the Company announced that its Board of Directors has declared a quarterly dividend of $0.06 per common share, payable on June 14, 2016, to shareholders of record as of the close of business on May 31, 2016.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2903.  A replay of the conference call will be available until May 25, 2016, by dialing (402) 977-9140 and entering the passcode, 21809052.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is an off-price retailer of urban fashion apparel and accessories for the entire family.  The Company operates 526 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance, the declaration and payment of dividends, the Company’s share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Jason Mazzola
	Chief Operating Officer and	President and Chief Executive Officer
	Chief Financial Officer	(912) 443-3990
(912) 443-2075

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 30, 2016	May 2, 2015
	(unaudited)	(unaudited)
Net sales	$193,672	$194,913

Cost of sales (exclusive of depreciation shown separately below)	(117,809)	(117,509)
Selling, general and administrative expenses	(58,331)	(55,812)
Depreciation	(4,444)	(4,813)
Asset impairment	(221)	—
Income from operations	12,867	16,779
Interest income	127	56
Interest expense	(40)	(47)
Income before income taxes	12,954	16,788
Income tax expense	(4,217)	(5,509)
Net income	$8,737	$11,279

Basic net income per common share	$0.60	$0.75
Diluted net income per common share	$0.60	$0.74

Weighted average shares used to compute basic net income per share	14,594	15,096
Weighted average shares used to compute diluted net income per share	14,603	15,181

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	April 30, 2016	May 2, 2015
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$53,032	$86,808
Short-term investment securities	40,215	20,707
Inventory	123,330	116,152
Prepaid and other current assets (1)	13,536	14,091
Property and equipment, net	49,816	44,945
Long-term investment securities	24,327	21,328
Other noncurrent assets (1)	9,223	9,890
Total assets	$313,479	$313,921

Liabilities and Stockholders’ Equity:
Accounts payable	$60,128	$56,954
Accrued liabilities	24,316	25,744
Other current liabilities	2,528	3,522
Noncurrent liabilities	6,661	5,554
Total liabilities	93,633	91,774

Total stockholders’ equity	219,846	222,147
Total liabilities and stockholders’ equity	$313,479	$313,921

(1) May 2, 2015 deferred tax asset balances reflect a reclassification between current and noncurrent assets totaling $3,874 in connection with the retrospective adoption of ASU 2015-17 in 2016.